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               UNANIMOUS WRITTEN CONSENT IN LIEU OF A SPECIAL MEETING
                            OF THE BOARD OF DIRECTORS OF
                          INTEGRITY LIFE INSURANCE COMPANY

                                   MARCH 9, 1999

REESTABLISHMENT OF SEPARATE ACCOUNTS

     WHEREAS, Section 3907.15 of the Ohio Insurance Law permits the establishment by a domestic life insurance company of one or more separate accounts, and permits the allocation to such separate accounts of any amounts which are to be applied to provide benefits or other contractual payments payable in fixed or variable dollar amounts, or both, in connection with policies, annuities or other contracts whether on an individual or group basis.

     NOW, THEREFORE, BE IT:

     RESOLVED, that pursuant to Section 3907.15 of the Ohio Insurance Law, the Separate Accounts named below which support various variable annuity contracts (the "Contracts"), are hereby reestablished under Ohio law, effective December 31, 1994:

Separate Account I established May 19, 1986
Separate Account II established May 21, 1992
Separate Account III established August 19, 1994

     FURTHER RESOLVED, that the portion of the assets held in such separate accounts equal to the reserves and other contractual liabilities under the Contracts shall not be chargeable with liabilities arising out of any other business of the Corporation; and

     FURTHER RESOLVED, that the provisions of those Board Resolutions authorizing and establishing Separate Accounts I, II, and III, which are not contrary hereto, shall remain in full force and effect.

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                        CERTIFICATE OF CHIEF EXECUTIVE OFFICER

Pursuant to an authorizing resolution of the Board of Directors of Integrity Life Insurance Company adopted on November 14, 1990, the purpose of Separate Account III is hereby amended. Whereas Separate Account III was established as a funding medium for annuity contract form no. FPVA-INT-94(DR) and state variations; and, whereas, no contracts on such form no. remain in effect; and, whereas, Separate Account III holds no assets for any other purpose at this time, now then Separate Account III shall serve as a funding medium for annuity contract form INT99 and state variations thereof, as of the date hereof.

                                /s/ Martin H. Ruby
                              --------------------------------
                              Martin H. Ruby
                              Chairman of the Board and Chief Executive Officer

                                March 9, 1999
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                              Date